Item 77C
DWS Equity
Income Fund
(a series of
DWS Value
Equity
Trust)

Registrant
incorporates by
reference the
Registration
Statement on
Form N-14 for
DWS Value
Equity Trust
filed on August
29, 2008 (SEC
Accession No.
0001193125-08-
187738).
A Special
Meeting of
Shareholders
(the "Meeting")
of DWS Equity
Income Fund
(the "Fund") was
held on March
27, 2009 at the
offices of
Deutsche Asset
Management,
345 Park
Avenue, New
York, New York
10154. At the
Meeting, the
following matter
was voted upon
by the
shareholders (the
resulting votes
are presented
below).

1.	Approval of
an
Agreement
and Plan of
Reorganizati
on and the
transactions
it
contemplates
, including
the transfer
of all of the
assets of
DWS Equity
Income Fund
("Equity
Income
Fund") to
DWS Large
Cap Value
Fund ("Large
Cap Fund"),
in exchange
for shares of
Large Cap
Fund and the
assumption
by Large Cap
Fund of all
the liabilities
of Equity
Income
Fund, and the
distribution
of such
shares, on a
tax-free
basis for
federal
income tax
purposes, to
the
shareholders
of Equity
Income Fund
in complete
liquidation
and
termination
of Equity
Income
Fund.

Number of Votes:
For
Against
Abstain
3,447,265.073
131,032.570
286,798.602